Exhibit 4.2 This Note is registered in the name of The Depository Trust Company (the “Depositary”) (55 Water Street, New York, New York) or its nominee, and this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary unless and until this Note is exchanged in whole or in part for Notes in definitive form. Unless this certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary and any payment is made to Cede & Co., or such other name ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co, has an interest herein. No. R-[1][2] $[500,000,000][100,000,000] CUSIP: 059165 EN6 BALTIMORE GAS AND ELECTRIC COMPANY 2.250% Note due 2031 PRINCIPAL AMOUNT: $[500,000,000][100,000,000] INTEREST RATE: 2.250% per annum STATED MATURITY: June 15, 2031 ORIGINAL ISSUE DATE: June 10, 2021 ISSUE PRICE: 99.822% Baltimore Gas and Electric Company, a Maryland corporation (herein called the “Company”, which term includes any successor corporation under the Indenture, as hereinafter defined), for value received, promises to pay to Cede & Co. or its registered assigns, the principal sum of [$500,000,000 (FIVE HUNDRED MILLION DOLLARS)][$100,000,000 (ONE HUNDRED MILLION DOLLARS)] on the Stated Maturity shown above and to pay interest on said principal sum from June 10, 2021, at the fixed rate per annum shown above, semi-annually on June 15 and December 15 (each, an “Interest Payment Date”) of each year beginning December 15, 2021 until the Stated Maturity or upon redemption of this Note. Each payment of interest payable on each Interest Payment Date and at Stated Maturity or, if applicable, upon redemption shall include interest to, but excluding the relevant Interest Payment Date and the date of Stated Maturity or redemption, respectively. Said interest shall be computed on the basis of a 360-day year of twelve 30-day months. In the event this Note is issued between a Record Date (which shall be the close of business on the first calendar day immediately preceding such Interest Payment Date, provided that if the Notes are held by a securities depository in book- entry form, the Record Date will be the close of business on the Business Day immediately preceding such Interest Payment Date) and an Interest Payment Date or on an Interest Payment Date, the first day that interest shall be payable will be on the Interest Payment Date following the next succeeding Record Date. If any Interest Payment Date falls on a day that is not a

Business Day, payment will be made on the next Business Day and no additional interest or other payment will be paid in respect of such delay. In the event of a Default in the payment of interest, interest will be payable as provided in that certain Indenture dated as of September 1, 2019 (the “Indenture”), between the Company and U.S. Bank National Association, a national banking association, as Trustee (herein called the “Trustee,” which term includes any successor Trustee under the Indenture). At any time prior to March 15, 2031 (three months prior to the Stated Maturity of the Notes), the Company may redeem some or all of the Notes, upon at least 10 days’ and not more than 60 days’ notice, at its option, at a redemption price equal to the greater of: • 100% of the principal amount of the Notes then Outstanding to be redeemed; and • the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed that would be due if such Notes matured on March 15, 2031 (exclusive of interest accrued to the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points; At any time on or after March 15, 2031, the Company may redeem some or all of the Notes, upon at least 10 days’ and not more than 60 days’ notice, at its option, at a redemption price equal to 100% of the principal amount of the Notes then Outstanding to be redeemed plus accrued and unpaid interest on the principal amount being redeemed to the redemption date. If at the time a redemption notice is given, the redemption moneys are not on deposit with the Trustee, then the redemption shall be subject to their receipt on or before the redemption date and such notice shall be of no effect unless such moneys are so received. Any redemption may be conditioned upon the consummation of one or more other transactions, including any debt or equity issuance by us or any of our parent companies. As used in this Note: “Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes being redeemed (assuming the notes matured on March 15, 2031) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Notes. “Comparable Treasury Price” means, with respect to any redemption date, the average of the Reference Treasury Dealer Quotations for such redemption date. “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company. “Reference Treasury Dealer” means each of (i) Barclays Capital Inc., Goldman Sachs & Co. LLC, and J.P. Morgan Securities LLC, and in each case their respective successors and affiliates, and (ii) one other primary U.S. Government securities dealer in the United States of America (each, a “Primary Treasury Dealer”) selected by the Company; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, or is unwilling or unable to serve in such role, the Company shall substitute therefor another Primary Treasury Dealer. “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company at 3:30 p.m. New York City time on the third Business Day preceding such redemption date. “Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to actual or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. Pursuant to the provisions of the Indenture, the Company will maintain an agency at U.S. Bank National Association in the City of Philadelphia, Pennsylvania (the “Bank”), or at such other agencies as may from time to time be designated, where the Notes may be presented for payment, for registration of transfer and exchange, and where notices or demands to, or upon, the Company may be served. The interest so payable on any Interest Payment Date will, subject to certain exceptions provided in the Indenture, be paid to the person in whose name this Note is registered at the close of business on the Record Date for such Interest Payment Date; provided, however, that interest payable at Stated Maturity or, if applicable, upon redemption, shall be payable to the person to whom principal shall be payable. Payment of the principal of and interest on this Note will be made at the Bank in U.S. dollars; provided, however, that payments of interest (other than any interest payable at Stated Maturity or upon redemption) may be made at the option of the Company (i) by checks mailed to the addresses of the persons entitled thereto as such addresses shall appear in the register of the Notes or (ii) by wire transfer to persons who are holders of record at such other addresses that have been filed with the Bank on or prior to the Record Date. Payment of the principal, premium, if any, and interest payable at Stated Maturity, or, if applicable, upon redemption, on this Note will be made in immediately available funds at the request of the holder provided that this Note is presented to the Bank in time for the Bank to make such payments in such funds in accordance with its normal procedures. Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place. Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee or a duly designated authentication agent by manual signature, this Note shall not be entitled to any benefit under said Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, Baltimore Gas and Electric Company has caused this instrument to be executed in its corporate name with the manual or facsimile signature of its President or a Vice President and attested by the manual or facsimile signature of its Secretary or an Assistant Secretary. BALTIMORE GAS AND ELECTRIC COMPANY By: Name: David M. Vahos Title: Senior Vice President, Chief Financial Officer and Treasurer ATTEST: By: Name: Brian Buck Title: Assistant Secretary Dated: June 10, 2021

CERTIFICATE OF AUTHENTICATION This is one of the Securities of the series designated herein issued under the Indenture described herein. U.S. BANK NATIONAL ASSOCIATION, as Trustee under the Indenture By: ___________________________ George J. Rayzis, Vice President, Authorized Signatory Dated: June 10, 2021

(REVERSE) BALTIMORE GAS AND ELECTRIC COMPANY 2.250% NOTE DUE JUNE 15, 2031 This Note is one of a duly authorized issue of debt securities (the “Securities”) of the Company, of a series designated as its 2.250% Notes due June 15, 2031 (herein called the “Notes”), issued and to be issued under the Indenture, to which Indenture and all relevant indentures supplemental thereto reference is hereby made for a statement of the respective rights, obligations, duties and immunities thereunder of the Company, the Trustee, the Bank and the Securityholders and the terms upon which the Notes are, and are to be, authenticated and delivered. The Securities, of which the Notes constitute a series, may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates, may be subject to different covenants and Events of Default and may otherwise vary as provided in the Indenture. All capitalized terms not otherwise defined herein shall have the definitions assigned to them in the Indenture. The Company is not required to repurchase Notes from holders prior to Stated Maturity. In the event of redemption of this Note in part only, a new Note or Notes of this series, having the same Stated Maturity, optional redemption provisions, Interest Rate and other terms and provisions of this Note, in authorized denominations in an aggregate principal amount equal to the unredeemed portion hereof will be issued in the name of the holder hereof upon the surrender hereof. The Notes will not be subject to conversion, amortization or any sinking fund. As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note may be registered on the register of the Notes, upon surrender of this Note for registration of transfer at the Bank, or at such other agencies as may be designated pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee or the Bank duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. The Notes are issuable as registered Notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture, and subject to certain limitations herein and therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of other authorized denominations having the same interest rate, Stated Maturity, optional redemption provisions, if any, and Original Issue Date, as requested by the Security holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Trustee, the Bank, the Security registrar and any agent of the Company, the Trustee, the Bank, or the Security registrar may treat the Security holder in whose name this Note is registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company, the Trustee, the Bank, the Security registrar nor any such agent shall be affected by notice to the contrary. If an Event of Default (as defined in the Indenture) with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities of any series under the Indenture at any time by the Company with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time Outstanding to be affected (voting as one class). The Indenture also permits the Company and the Trustee to enter into supplemental indentures without the consent of the holders of Securities of any series for certain purposes specified in the Indenture, including the making of such other provisions in regard to matters arising under the Indenture which shall not adversely affect the interest of the holders of such Securities. The Indenture also contains provisions permitting the holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture provides that no holder of any Security of any series may enforce any remedy with respect to such series under the Indenture except in the case of refusal or neglect of the Trustee to act after notice of a continuing Event of Default and after written request by the holders of not less than 25% in aggregate principal amount of the Outstanding Securities of such series and the offer to the Trustee of reasonable indemnity; provided, however, that such provision shall not prevent the holder hereof from enforcing payment of the principal of or interest on this Note. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed. No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released. This Note shall be governed by and construed in accordance with the laws of the State of New York.

ASSIGNMENT FORM To assign this Note, fill in the form below: Assignee’s Social Security or Tax I.D. Number: FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto (Print or Type Assignee’s Name, Address and Zip Code) the within Note of the Company and hereby does irrevocably constitute and appoint Attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises. Signature of Assignor (Sign exactly as name appears on the face of the Note) Dated:

SIGNATURE GUARANTEE Signatures must be guaranteed by an ‘‘eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.